Exhibit 10.22

SECURITY AGREEMENT

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

This Security Agreement (this “Security Agreement”) is made as of the 15th day of February 2024, by and between Aprinoia Therapeutics Inc., an exempted company incorporated under the laws of the Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Grantor”) and R Investments LLC, a Delaware limited liability company, or such party’s assigns (“Noteholder”) with offices at 1 Pelican Lane, Palm Beach, Florida 33480.

RECITALS

A.	Noteholder has agreed to extend certain financial accommodations to Grantor pursuant to that certain Convertible Note Purchase Agreement dated as of December 22, 2022 (“Note Purchase Agreement”) along with a certain Convertible Promissory Note, dated as of January 12, 2023 (the “Original Note”), both by and among Grantor and the Noteholder.

B.	Noteholder is willing to enter into an extension of the Maturity Date (as defined in the Original Note) of the Original Note by signing an Amended and Restated Convertible Promissory Note (the “Amended Note”) simultaneously on the date of signing of this Security Agreement with Grantor but only upon the condition, among others, that Grantor shall grant to Noteholder a security interest in and to the Collateral (as defined in this Agreement) in order to secure the obligations of Grantor under the Note Agreement. The terms of the Note Purchase Agreement and the Amended Note are incorporated herein by reference. In the event of a conflict between the Amended Note and this Security Agreement, the terms of the Security Agreement shall control. Defined terms used but not defined herein shall have the same meanings as in the Note Purchase Agreement and/or the Amended Note (collectively referred to herein as the “Note Agreement”).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Indebtedness (as defined below), Grantor hereby represents, warrants, covenants and agrees as follows:

1.	Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of the Grantor’s present or future indebtedness, obligations and liabilities to Noteholder under the Note Agreement (hereinafter, the “Indebtedness”), subject to obtaining requisite approvals and consents, if any, Grantor hereby grants to Noteholder a security interest in all of the present and future right, title and interest of such Grantor in, to and under the following property, whether now owned or existing or hereafter acquired or arising, as more specifically described in 1(a) and 1(b) below and collectively is referred to as the “Collateral”:

a.	All license fees and royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, arising from that certain exclusive license agreement set forth on Exhibit A, attached hereto (the “Dongcheng License”) including, without limitation, payments under the Dongcheng License; and

b.	All license fees and royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, arising from any license agreement entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof, and the right to sue for past, present and future infringements, misappropriations and dilutions of any of the foregoing arising from all agreements, whether written or oral, providing for the grant by or to Grantor or its Group Company (as defined in the Note Purchase Agreement) of any right under any Patent listed in Exhibit B attached hereto and made a part hereof (collectively, the “ex-Dongcheng Licenses”). The term “Patents” for purposes of this Security Agreement shall mean all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same issued or pending outside of mainland China, exclusively licensed by Grantor’s Group Company and wholly owned subsidiary, Aprinoia Therapeutics, Inc. (Japan) (“Aprinoia Japan”), from National Institutes for Quantum Science and Technology (Japan) (“QST”) pursuant to the October 20, 2016, Exclusive License Agreement by and between QST and Aprinoia Japan Grantor (the “QST License,” attached as Exhibit C hereto) (attached as Exhibit B hereto). Under the QST License, QST granted Grantor’s Group Company a worldwide exclusive license in respect of a proprietary compound, [18F] APN-1607 (“APN-1607”), which can be potentially used as a PET imaging tracer for Tau protein to develop and commercialize APN-1607.

The provisions of this Section 1 shall automatically apply to any such additional property or rights described in subsections 1(a) and 1(b), above, all of which shall be deemed to be and treated as “Licenses” or “Patents,” as applicable, within the meaning of this Security Agreement. Upon the acquisition, execution, registration or application by Grantor or any of Grantor’s Group Company of any additional Patents or Licenses pursuant to the Patents, Grantor shall promptly, but in no event more than [***] days hereafter, deliver to the Noteholder an updated Exhibit A and/or Exhibit B (as applicable) to this Agreement. Upon the reasonable written request of the Noteholder, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Noteholder may reasonably request, including but not limited to notices of security interests to evidence the Noteholder’s security interest in the Collateral, and the Grantor hereby appoints the Noteholder as its attorney-in-fact for the sole purpose of executing and filing all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; provided, however, the Noteholder’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

2.	Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

a.	This Security Agreement creates in favor of Noteholder a valid and perfected first priority security interest in the Collateral securing the payment and performance of the obligations evidenced by the Note Agreement;

b.	All Collateral is, and shall remain, free and clear of all Liens (as defined in the Note Agreement), encumbrances, or security interests in favor of any Person (as defined in the Note Agreement), other than Permitted Liens (as defined in the Note Agreement) and liens in favor of the Noteholder under this Security Agreement. The Noteholder agrees that it shall not grant, create, or allow any liens, security interests or encumbrances that would have a priority or ranking superior or junior to the security interest granted herein.

c.	Grantor or its Group Company controls the Collateral, except for non-exclusive licenses granted by Grantor or its Group Company to its collaborators and service providers in the ordinary course of business and Permitted Liens (as defined in the Note Agreement);

d.	Performance of this Security Agreement does not conflict with or result in a breach of any material agreement to which Grantor is bound;

e.	During the term of this Security Agreement, Grantor and any Group Company, whether now owned or existing or hereafter acquired or arising, will, at their expense, take all steps required to fulfill its obligations under the QST License and Dongcheng License;

f.	The Dongcheng License is valid, subsisting, in full force and effect and binding upon the Grantor and upon the other parties thereto;

g.	The QST License is valid, subsisting, in full force and effect and binding upon the Grantor and/or its Group Company, and upon QST;

h.	Group Company, Aprinoia Japan, is a wholly owned subsidiary of Grantor;

i.	To the knowledge of Grantor, each of the Patents is valid and enforceable and no claim has been made that any Patent violates the rights of any third party;

j.	Grantor shall (i) protect, defend and maintain the validity and enforceability of the Patents, (ii) use its best efforts to detect infringements of the Patents, and promptly advise Noteholder in writing of infringements detected and (iii) not allow any Patents to be abandoned, forfeited or dedicated to the public without the written consent of Noteholder, which shall not be unreasonably withheld;

k.	Grantor shall file within [***] days any documentation needed to perfect the Noteholder’s interest in the Collateral and take such further actions as Noteholder may reasonably request from time to time to perfect or continue the perfection of Noteholder’s interest in the Collateral;

l.	Except for, and upon, the filing of notice filings, recordation, or notations in appropriate filing offices, to the extent necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any Japanese governmental authority or Japan regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby, or for the execution, delivery or performance of this Security Agreement by Grantor or (ii) for the perfection in Japan or the exercise by Noteholder of its rights and remedies thereunder;

m.	Grantor shall give the Noteholder prompt written notice (with reasonable detail), but in no event more than [***] days following the occurrence of any of the following:

i.	filing of a patent application with any patent office or otherwise acquiring ownership of any issued patent relating to APN-1607.

ii.	entering into any new Licenses with respect to the Patents of Exhibit B;

iii.	knowledge that a Patent of Exhibit B could reasonably be expected to become forfeited, abandoned or dedicated to the public (other than at the end of any non-renewable statutory term), or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the in any patent office or any court, or tribunal) regarding the validity of, or enforceability of any Patent of Exhibit B.

n.	All information heretofore, herein, or hereafter supplied to Noteholder by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects;

o.	Grantor shall not enter into any agreement that would or could reasonably be expected to materially impair or conflict with Grantor’s obligations hereunder without Noteholder’s prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interest in any property included within the definition of the Collateral acquired under such contracts; and

p.	Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will within 24 hours notify Noteholder in writing of any event that materially adversely affects the value of any material Collateral, the ability of Grantor to dispose of any material Collateral or the rights and remedies of Noteholder in relation thereto, including the levy of any legal process against any of the Collateral.

3.	Further Assurances; Attorney in Fact.

a.	On a continuing basis, Grantor will, upon request by Noteholder, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in Japan, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Noteholder, to perfect Noteholder’s security interest in and otherwise to carry out the intent and purposes of this Security Agreement, or for assuring and confirming to Noteholder the grant or perfection of a security interest in all Collateral.

b.	Grantor hereby irrevocably appoint Noteholder as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Noteholder or otherwise, from time to time in Noteholder’s discretion, upon Grantor’s failure or inability to do so, to take any action and to execute any instrument which Noteholder may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

i.	To modify, in its sole discretion, this Security Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit B hereof, as appropriate, to include reference to any right, title or interest in any Patents acquired by Grantor or its Group Company after the execution hereof or to delete any reference to any right, title or interest in any Patents in which Grantor or its Group Company no longer has or claims any right, title or interest provided that Noteholder shall provide prompt notice of such amendment or modification to Grantor; and

ii.	To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Collateral, with notice to Grantor, with all appropriate jurisdictions, as Noteholder deems appropriate, in order to further perfect or protect Noteholder’s interest in the Collateral.

4.	Events of Default. The occurrence of any of the following events listed in subsections (a) and (b) below shall constitute an Event of Default and at the option and upon the declaration of the Noteholder and upon written notice to Grantor (provided that such election and notice shall not be required in the case of an Event of Default under Section 5(b)(ii) and 5(b)(iii) of the Amended Note), the Indebtedness shall accelerate and become due and payable if the Event of Default is not cured by Grantors within [***] days after its occurrence:

a.	An Event of Default occurs under the Note Agreement as defined in Section 5(b) of the Amended Note; or

b.	Grantor’s breach any warranty or agreement made by Grantor in this Security Agreement.

5.	Remedies. Upon occurrence and continuance of any Event of Default that has not been cured after [***] days, the rights and remedies of the Noteholder shall be self-executing and immediately enforceable without the need for any further action or notice by the Noteholder. Grantor acknowledges that the Noteholder is entitled to exercise all available remedies as provided under this Security Agreement or by law without any requirement for additional demand, notice, or judicial intervention. Noteholder shall have a nonexclusive, royalty free license to use the Patents (except for the Patents licensed under the Dongcheng License) to the extent reasonably necessary to permit Noteholder to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay reasonable expenses (including reasonable attorney’s fees) incurred by Noteholder in connection with the exercise of any of Noteholder’s rights hereunder. All of Noteholder’s rights and remedies with respect to the Collateral shall be cumulative.

6.	Indemnity. Grantor agrees to defend, indemnify and hold harmless Noteholder and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Noteholder as a result of or in any way arising out of, following or consequential to transactions between Noteholder and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Noteholder’s negligence or willful misconduct.

7.	Termination. At such time as Grantor shall completely satisfy all of the obligations secured hereunder, then this Security Agreement shall be deemed released and terminated. Noteholder shall deliver all releases and terminations required by Grantor to implement the foregoing.

8.	Law and Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York. THE NOTEHOLDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY JURISDICTION WHICH THE NOTEHOLDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE NOTEHOLDER’S RIGHTS AGAINST THE GRANTOR OR ITS PROPERTY.

9.	Confidentiality. In handling any confidential information, Noteholder shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Noteholder’s subsidiaries or affiliates in connection with their present or prospective business relations with Grantor; (ii) to prospective transferees or purchasers of any interest in the Note; (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with Noteholder’s examination or audit; and (v) as Noteholder considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Noteholder’s possession when disclosed to Noteholder or becomes part of the public domain after disclosure to Noteholder; or (b) is disclosed to Noteholder by a third party, if Noteholder reasonably does not know that the third party is prohibited from disclosing the information.

10.	Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

11.	Amendments. This Security Agreement may be amended only by a written instrument signed by each of the parties hereto.

12.	Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

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The parties have executed this Security Agreement as of the date first noted above.

GRANTOR:

Aprinoia Therapeutics Inc. (Cayman)

By:	/s/ Mark Shearman
	Name:	Mark Shearman
	Title:	Chief Executive Officer

E-mail:	[***]
Address:	245 Main Street, 2nd Floor,
Cambridge, MA 02142, United
States of America

The parties have executed this Security Agreement as of the date first noted above.

NOTEHOLDER:

R Investments, LLC

By:	/s/ Wilbur Ross
	Name:	Wilbur Ross
	Title:	Managing Member

E-mail:	[***]
Address:	[***]
[***]

EXHIBIT A

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EXHBIT B

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EXHBIT C

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